UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 13, 2007, Shanxi Putai Resources Limited (“Putai”), a wholly owned subsidiary of Puda Coal, Inc. (the “Company”), exercised an option to acquire 90% of the total registered capital of Shanxi Puda Coal Group Co., Ltd. (“Shanxi Coal”) at an acquisition price of RMB 20,250,000 (approximately $2,691,566), pursuant to an Exclusive Option Agreement among Putai, Shanxi Coal and the owners of Shanxi Coal, Zhao Ming and Zhao Yao, dated June 24, 2005. Upon the option exercise, Putai entered into a Share Transfer Agreement with the owners of Shanxi Coal, Zhao Ming and Zhao Yao, respectively. Pursuant to the Share Transfer Agreements, Putai agrees to acquire (1) 72% of the total registered capital of Shanxi Coal from Zhao Ming at a purchase price of RMB 16,200,000 and (2) 18% of the total registered capital of Shanxi Coal from Zhao Yao at a purchase price of RMB 4,050,000. Putai will pay the purchase price within three months of the execution of the agreements. After the acquisition, Putai will become a 90% owner of Shanxi Coal and Shanxi Coal will remain a fully consolidated subsidiary of the Company. The closing of the acquisition will occur on the date a Chinese government approval or confirmation with respect to the acquisition is received. A copy of each Share Transfer Agreement is filed as Exhibits 10.1 and 10.2 hereto and the description of the terms and conditions of the Share Transfer Agreements herein is modified and supplemented by such reference.

Insofar as Zhao Ming and Zhao Yao are principal stockholders of the Company, the audit committee of the Company, being constituted solely of independent directors, reviewed and approved the above transaction. The audit committee of the Company determined that it was in the best interest of the Company and its stockholders to have Putai exercise the option and acquire 90% of the registered capital of Shanxi Coal.

Zhao Ming, a director, Chief Executive Officer, and 53% owner of the Company, together with his brother, Zhao Yao, a 13% owner of the Company, are the only owners of Shanxi Coal and have an interest in the above transaction. Neither Zhao Ming nor Zhao Yao was present at the audit committee meeting or participated in the board of directors’ review or approval of the transaction in any manner.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the exercise of the option, Putai agreed to terminate the Exclusive Option Agreement as well as the Exclusive Consulting Agreement, Operating Agreement, Technology License Agreement and Authorization (collectively, the “Agreements”), each entered into on June 24, 2005 among Putai, Shanxi Coal, and Zhao Ming and Zhao Yao, upon the receipt of the government approval or confirmation with respect to Putai’s acquisition of 90% of the total registered capital of Shanxi Coal. A copy of the termination agreement is filed as Exhibits 10.3 hereto and the description of the terms and conditions of the agreement herein is modified and supplemented by such reference.

Prior to the acquisition of Shanxi Coal, the Company’s operations were conducted exclusively through Shanxi Coal, which was wholly owned by the Company’s Chief Executive Officer, Zhao Ming (80%) and his brother Zhao Yao (20%), who is a manager of the coal washing plants of Shanxi Coal, both of whom are PRC citizens. The Company did not have a direct equity interest in Shanxi Coal, however, through the Agreements, its wholly owned subsidiary Putai managed and controlled the operations of Shanxi Coal and received the economic benefits of Shanxi Coal and bore the risks derived from Shanxi Coal’s operations. Through the Agreements, Putai was entitled to receive 100% of the net income of Shanxi Coal, and Putai guaranteed the performance of all contracts, agreements and transactions executed by Shanxi Coal and related to Shanxi Coal’s business. The material terms of the Agreements are as following:

(i) Exclusive Option Agreement.

Under the Exclusive Option Agreement, each of the holders of the registered capital of Shanxi Coal granted Putai an irrevocable, exclusive right and option to acquire all of the registered capital of Shanxi Coal at Putai’s sole and absolute discretion for a purchase price equal to the actual capital contributions paid in by the owners of Shanxi Coal. The amount of the registered capital of Shanxi Coal as of the date of the Exclusive Option Agreement totaled RMB22,500,000 ($2,717,000). This agreement had a term of 10 years and can be automatically renewed at Putai’s election for an additional 10 years or any renewal term. During the original or renewal term, Shanxi Coal and the Zhaos in their individual capacities as parties to the agreement could not terminate the agreement, but Putai had the right to terminate the agreement at any time with 30 days’ notice.

(ii) Exclusive Consulting Agreement.

Under the Exclusive Consulting Agreement, Putai agreed to provide business consulting services to Shanxi Coal as its exclusive business consulting services provider and in turn, receive 30% of Shanxi Coal’s net income for each fiscal year. Any intellectual property developed under this arrangement would become the property of Putai. This agreement had a term of 10 years and can be automatically renewed for an additional 10 years or any renewal term unless terminated. During the initial or renewal term, this agreement may not be terminated by Shanxi Coal. It may be terminated by Putai at any time with 30 days notice.

(iii) Operating Agreement.

Under the Operating Agreement, Putai agreed to guarantee the performance of contracts, agreements and transactions executed by Shanxi Coal and in return, receive 50% of Shanxi Coal’s net income for each fiscal year. Net income is calculated in accordance with U.S. GAAP based on Shanxi Coal’s financial statements as reviewed or audited by the auditors. This agreement had a term of 10 years and should be automatically renewed for an additional 10 years or any renewal term unless terminated. During the initial or renewal term of the agreement, the agreement could not be terminated by Shanxi Coal or by Zhao Ming or Zhao Yao in their individual capacities as parties to the agreement. It may be terminated by Putai at any time with 30 days’ notice.

(iv) Technology License Agreement.

Under the Technology License Agreement, Putai granted to Shanxi Coal a non-exclusive, world-wide, revocable license to the water supported jig washing methods for the purpose of using, designing, developing and manufacturing derivative products, providing services by applying derivative products, or selling or otherwise distributing derivative products in designated markets. Shanxi Coal was authorized to sub-license to any third party, provided that a prior written approval from Putai has been obtained and a royalty sharing agreement has been reached between Shanxi Coal and Putai for such sub-license. As royalty payment, Shanxi Coal agreed to pay Putai $50,000 within 30 days after the execution of this agreement and 20% of Shanxi Coal’s net income for each fiscal year. Net income was calculated in accordance with U.S. GAAP based on Shanxi Coal’s financial statements as reviewed or audited by the auditors. This agreement did not have a fixed term. Shanxi Coal may not termiante this agreement, and Putai had the right to termiante the agreement at any time with 30 days’ notice.

(v) Authorization.

Putai was further authorized to exercise the voting rights of the holders of the registered capital of Shanxi Coal and to act as the representative for such holders in all matters with respect to Shanxi Coal’s registered capital, including but not limited to, (i) appointment of Putai as the duly authorized representative of such holders, (ii) participation in the meeting of the holders and voting of the registered capital of Shanxi Coal, (iii) appointment of Shanxi Coal’s directors, and (iv) audit the financial information of Shanxi Coal. This authorization had a term of twenty years, and within three months prior to the expiration of the original term, Putai may elect to renew the authorization for an additional twenty years or any other renewal term.

The Agreements were filed with the SEC on July 18, 2005 as exhibits to a Form 8-K and the description of the terms and conditions of the Agreements herein is modified and supplemented by such reference.

The purpose of the Agreements was to establish the Company’s control over Shanxi Coal, through Putai, via a contractual structure as opposed to direct equity ownership. Once Putai’s acquisition of 90% of the total registered capital of Shanxi Coal becomes effective upon the government approval and Putai gains the control of Shanxi Coal via direct equity ownership, the Agreements, which will no longer be necessary for the control of Shanxi Coal, will terminate.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this report.

Exhibit No. 10.1 10.2 10.3
Description

Share Transfer Agreement, between Putai and Zhao Ming, dated September 13, 2007

Share Transfer Agreement, between Putai and Zhao Yao, dated September 13, 2007

Agreement, among Putai, Shanxi Coal, Zhao Ming and Zhao Yao, dated September 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: September 18, 2007	By:	/s/ Ming Zhao
Ming Zhao
Chief Executive Officer, President and Chairman of the Board